Exhibit 99.1

MPBP HOLDINGS, INC. AND SUBSIDIARIES

Independent Auditors’ Report

The Board of Directors and Stockholders

MPBP Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of MPBP Holdings, Inc. and subsidiaries as of March 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the fiscal years ended March 31, 2010, 2009 and 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MPBP Holdings, Inc. and subsidiaries as of March 31, 2010 and 2009, and the results of its operations and cash flows for the years ended March 31, 2010, 2009 and 2008 in conformity with accounting principles generally accepted in the United States of America.

As more fully described in Notes 3 and 4 to the consolidated financial statements, MPBP Holdings, Inc. and subsidiaries incurred $46,259,000 and $160,885,000 of goodwill and intangible asset impairment charges during the years ended March 31, 2010 and 2009, respectively, which, net of income tax effects, results of operations and other items, generated a net stockholders’ deficiency as of March 31, 2010.

As more fully described in Note 15, negotiations are taking place that could result in a change of ownership and settlement of existing debt. The consolidated financial statements do not include any adjustments for the carrying values of assets, liabilities or stockholders’ deficiency that would be affected by such a transaction.

/s/ Carter & Balsam

Sherman Oaks, California

February 28, 2011

MPBP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except number of shares)

	March 31,
	2010	2009
ASSETS

Current assets

Cash and cash equivalents	$3,788	$3,840
Accounts receivable, net of allowances for doubtful accounts of $1,033 and $791, respectively	13,365	10,823
Inventories	6,965	6,572
Deferred income taxes	6,285	5,489
Prepaid expenses and other current assets	2,748	2,582

Total current assets	33,151	29,306

Property and equipment, net	5,057	4,284

Intangible assets	33,873	50,560

Goodwill	100,383	135,636

Deferred financing costs	3,949	5,230

Total assets	$176,413	$225,016

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities

Current portion of long-term debt	$1,400	$1,400
Current portion of capital lease obligations	640	519
Accounts payable	13,648	10,135
Accrued expenses	11,604	10,519
Income taxes payable	792	114
Derivative obligation, at fair value	—	2,329
Deferred revenues	9,158	9,546

Total current liabilities	37,242	34,562

Long-term debt, less current portion	166,400	167,800

Capital lease obligations, net of current portion	1,354	1,303

Deferred income taxes	8,917	14,279

Other liabilities	75	139

Commitments and contingencies

Stockholders' equity (deficiency)

Common stock, $0.001 par value, 2,000,000 shares authorized, 1,699,912 shares issued and outstanding	1,700	1,700
Additional paid-in capital	170,175	169,304
Other comprehensive income	4	—
Accumulated deficiency	(209,454)	(164,071)

Net stockholders' equity (deficiency)	(37,575)	6,933

Total liabilities and stockholders' equity (deficiency)	$176,413	$225,016

The accompanying notes are an integral part of these consolidated financial statements.

MPBP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

	Years Ended March 31,
	2010	2009	2008

Revenues	$132,353	$138,689	$161,279

Direct operating expenses	(94,219)	(101,328)	(117,523)

Gross margin	38,134	37,361	43,756

Selling, general and administrative expenses	(25,852)	(25,389)	(27,782)

Depreciation and amortization expenses	(7,349)	(9,044)	(10,620)

Goodwill and intangible asset impairments	(46,259)	(160,885)	—

Operating income (loss)	(41,326)	(157,957)	5,354

Interest income	—	38	106

Interest expense	(10,918)	(12,432)	(16,090)

Decrease (increase) in fair value of derivative obligation	2,329	116	(2,445)

Litigation settlement	(645)	—	—

(Loss) before income taxes	(50,560)	(170,235)	(13,075)

Income tax benefit	5,177	15,316	3,563

Net (loss)	$(45,383)	$(154,919)	$(9,512)

The accompanying notes are an integral part of these consolidated financial statements.

MPBP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIENCY)

(in thousands, except number of shares)

	Common Stock		Additional Paid-in Capital	Other Comprehensive Income	Retained Earnings (Accumulated Deficiency)	Net Stockholders' Equity (Deficiency)
	Number of Shares	Par Value
Balance at March 31, 2007	1,699,412	$1,699	$168,421	$—	$360	$170,480
Share purchase	500	1	49	—	—	50
Share-based compensation, net of forfeitures	—	—	1,183	—	—	1,183
Net (loss)	—	—	—	—	(9,512)	(9,512)

Balance at March 31, 2008	1,699,912	1,700	169,653	—	(9,152)	162,201
Share-based compensation, net of forfeitures	—	—	(349)	—	—	(349)
Net (loss)	—	—	—	—	(154,919)	(154,919)

Balance at March 31, 2009	1,699,912	1,700	169,304	—	(164,071)	6,933
Capital contribution	—	—	657	—	—	657
Share-based compensation, net of forfeitures	—	—	214	—	—	214
Foreign currency translation adjustment	—	—	—	4	—	4
Net (loss)	—	—	—	—	(45,383)	(45,383)

Balance at March 31, 2010	1,699,912	$1,700	$170,175	$4	$(209,454)	$(37,575)

The accompanying notes are an integral part of these consolidated financial statements.

MPBP HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended March 31,
	2010	2009	2008
Cash flows from operating activities
Net (loss)	$(45,383)	$(154,919)	$(9,512)
Adjustments to reconcile net (loss) to net cash provided by operating activities
Goodwill and intangible asset impairments	46,259	160,885	—
Depreciation and amortization	7,349	9,044	10,620
Deferred income tax benefit	(6,158)	(15,732)	(3,664)
Bad debt expense	288	380	14
Increase (decrease) in fair value of derivative obligation	(2,329)	(116)	2,445
Amortization of deferred financing costs	1,391	1,404	1,371
Share-based compensation charge (benefit)	214	(349)	1,183
Changes in assets and liabilities
Accounts receivable, excluding bad debt expense	(2,831)	(1,310)	1,960
Refundable income taxes	—	—	1,540
Inventories	(393)	(362)	(1,622)
Prepaid expenses and other current assets	(166)	1,202	(385)
Accounts payable	3,513	(464)	(5,622)
Accrued expenses	1,085	(5,459)	3,390
Income taxes payable	678	87	21
Deferred revenues	(388)	8,611	817

Net cash provided by operating activities	3,129	2,902	2,556

Cash flows used in investing activities
Business combination activity	—	—	899
Purchases of property and equipment	(2,795)	(1,701)	(1,986)
Other	353	100	(106)

Net cash used in investing activities	(2,442)	(1,601)	(1,193)

Cash flows from financing activities
Borrowings under line of credit	—	—	5,200
Repayments of borrowings under line of credit	—	—	(6,200)
Repayments of term notes	(1,400)	(1,400)	(1,400)
Proceeds from sale/leaseback transactions	—	—	1,365
Capital contribution	657	—	50

Net cash used in financing activities	(743)	(1,400)	(985)

Net increase (decrease) in cash	(56)	(99)	378

Cash and cash equivalents at beginning of year	3,840	3,939	3,561

Foreign currency translation adjustment	4	—	—

Cash and cash equivalents at end of year	$3,788	$3,840	$3,939

Supplemental disclosures of cash flow information
Cash paid during the year for
Income taxes	$173	$182	$82

Interest	$9,490	$11,668	$13,356

The accompanying notes are an integral part of these consolidated financial statements.

MPBP HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2010 AND 2009

AND FOR THE YEARS ENDED MARCH 31, 2010, 2009 AND 2008

(in thousands)

1. Organization and Nature of Operations

MPBP Holdings, Inc., a Delaware corporation (“MPBP”), was formed in January 2007. The principal operating subsidiaries of MPBP are Cohr Inc. dba Masterplan (“Masterplan”) and ReMedPar, Inc. (“ReMedPar”), Delaware corporations, and Medical Equipment Solutions and Applications SAGL (“MESA”), a Swiss limited liability company formed in December 2009. These wholly-owned entities are altogether referred to as the “Company” herein. Masterplan, ReMedPar and MESA are the Company’s three reporting units.

The Company services and maintains medical equipment under contracts or on a time and materials basis throughout the United States and, since January 2010, in Europe. Additionally, the Company sells and installs diagnostic imaging equipment and remanufactures and distributes replacement parts for diagnostic imaging equipment principally in the United States. As of and for the year ended March 31, 2010, European operations and assets represent approximately 1% of consolidated operations.

2. Significant Accounting Policies

Presentation – Management is responsible for evaluating the effects of events occurring after March 31, 2010 upon these consolidated financial statements. See Note 15.

Principles of Consolidation – The consolidated financial statements of the Company include the accounts of MPBP and its wholly-owned subsidiaries. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of Estimates – The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the balance sheet date and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation Adjustments – The U.S. dollar is the functional currency for the Company’s consolidated operations except for its MESA subsidiary, which uses the Euro as its functional currency. MESA assets and liabilities are translated into U.S. dollars based upon the current exchange rate in effect at the balance sheet date. MESA revenues and expenses are translated at weighted average rates for the period presented. Translation adjustments have no effect on net income and are included as the only item in accumulated other comprehensive income in stockholders’ equity.

Revenue Recognition – Service revenue is principally generated from equipment maintenance contracts. Service revenue is recognized ratably over the contract period, which can extend from one to five years. Billings to certain service customers may be adjusted pursuant to contractual performance guarantees. Losses, if any, on service contracts are recorded when known. Equipment sale and parts revenue is generally recognized upon shipment from Company premises or upon direct shipment from vendors to customers. ReMedPar occasionally bills and holds at its facility certain products sold to customers at those customers’ explicit direction. In each instance wherein revenue is recognized in advance of shipment, management determines that ownership has fully transferred to the customer and no deferral of revenue recognition is warranted. Installation revenue is generally recognized upon customer acceptance of installation. When equipment sale and installation services are combined, management allocates and recognizes the revenue based upon the discrete and separable terms of the transaction. Other operating revenues are recognized when services are performed.

Revenue is recognized net of sales and similar transactional taxes. Such taxes aggregated $2,294, $3,194 and $4,121 for the years ended March 31, 2010, 2009 and 2008, respectively.

The Company occasionally includes cash incentives in service and equipment sale contracts with customers. During the years ended March 31, 2010, 2009 and 2008 payments aggregating $503, $386 and $554, respectively, were made to customers under such rebate arrangements. See Note 9.

During the year ended March 31, 2009 Masterplan accelerated by one month its contractual billing arrangements with customers. The accelerated billings for each month are deferred, and revenue is recognized in the subsequent month when billed contracted services are performed.

Direct Operating Expenses – Equipment maintenance costs are expensed as incurred. Certain maintenance services are outsourced to third parties principally on a time and materials basis. Warranty costs on equipment and parts sales are estimated based upon prior experience and accrued at the time of sale. Through March 31, 2010 actual warranty costs have been immaterial. Other direct operating costs, including shipping and handling, are expensed in the period services are rendered or parts are shipped to customers.

Income Taxes – Income tax amounts are recognized using the liability method. Under this method, deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. Interest and penalties, if any, owed to taxing authorities are accrued in selling, general and administrative expenses. For the years ended March 31, 2010, 2009 and 2008, $124, $0 and $4 of such interest and penalties were accrued, and $110 and $0 was included in income taxes payable as of March 31, 2010 and 2009, respectively.

Tax benefits from any uncertain tax positions are recognized as reductions of income tax expense when it is more likely than not, based on the technical merits of the positions, that the positions will be sustained on examination by the taxing authorities, including resolution of any related appeals or litigation processes. Additionally, the amount of the tax benefits to be recognized is the largest amount of tax benefits that have a greater than fifty percent likelihood of being realized upon ultimate settlements with the taxing authorities.

Concentration of Credit Risk – Accounts receivable are unsecured and, accordingly, are stated at net estimated collectible amounts. Accounts receivable are due principally from hospital chains and hospitals in the United States. Management monitors the creditworthiness of its customers and provides allowances for doubtful accounts when considered appropriate. Payment is due when the services begin, and considered past due one month thereafter. Upon exhaustion of collection efforts, uncollected receivables are written off against the allowances.

Additionally, management evaluates the creditworthiness of the financial institutions in which it invests its idle cash. At March 31, 2010 and 2009, cash account balances at financial institutions exceeded the federally insured limits by $3,368 and $3,392, respectively.

Cash and Cash Equivalents – Cash equivalents include highly liquid investments maturing within three months after purchase.

Financial Instruments – The Company is exposed to fluctuations of interest rates and foreign currency translation rates. Management addresses certain financial exposures through a controlled program of risk management that may include the use of derivative instruments. The types of derivative instruments permitted for such risk management are specified in policies set by management.

In 2007 the Company entered into an interest rate swap contract to reduce interest rate risks and to modify the interest rate characteristics of its outstanding debt. The swap contract expired in February 2010. An affiliate of the Company’s first lien lender was counterparty to the swap contract. Through February 2010 the Company recognized the swap contract as a derivative on its consolidated balance sheets at fair value. The Company may designate the derivative as either a hedge of the variability of cash flows to be paid or not. Changes in the fair value of a derivative that is designated as, and meets all of the required criteria for, a cash flow hedge are recorded in accumulated other comprehensive income and reclassified into earnings as the underlying hedged item affects earnings. The Company did not designate the derivative as a hedge. A change in the fair value of a derivative that is not designated as a hedge is recognized as a non-operating item in the statement of operations.

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, receivables, borrowings under secured line of credit arrangements, payables and accrued expenses, approximate their fair values at March 31, 2010 due to the short-term nature of these instruments. See Note 7 for discussion of the fair value of the Company’s debt.

Inventories – Inventories, primarily consisting of medical equipment and parts, are stated at the lower of specific cost, on an average cost basis, or market (net realizable value). In most instances specific cost includes the purchase price and all other costs incurred in restoring the inventory item to a saleable condition.

Property and Equipment – Property and equipment is recognized at cost less accumulated depreciation and amortization. Depreciation and amortization is recorded using the straight-line method with no residual value and over the following useful lives:

Computer equipment – 3 years

Computer software – 2 to 7 years

Technical equipment – 5 years

Furniture and fixtures – 7 years

Leasehold improvements – shorter of 10 years or remaining term of lease

Goodwill and Intangible Assets – Goodwill is assessed for impairment at least annually as of September 30. Management evaluates the recoverability of investments in long-lived assets on an ongoing basis and recognizes any impairment in the year of determination. The significant estimates and assumptions used by management in assessing the recoverability of goodwill and intangible assets include present value discount rates, fair value estimates for other assets and liabilities, and comparable business financial performance multiples (only for goodwill), future revenues and cash flows, future rates of customer contract renewal and other factors. Any change in these estimates or assumptions could result in an impairment charge. The estimates, based upon management’s reasonable and supportable assumptions and projections, require management’s subjective judgment. Evaluations of long-lived assets can vary within a range of outcomes depending upon the assumptions and projections used.

The future occurrence of a potential indicator of impairment would require an interim assessment for either or both of the Masterplan and ReMedPar reporting units prior to the scheduled annual tests. Examples of such potential indicators include a significant adverse change in business climate, unanticipated competition, a material negative change in relationships with significant customers, an adverse action or assessment by a regulator, a strategic decision made in response to economic or competitive conditions, the loss of key personnel, or a more-likely-than-not expectation that a reporting unit or a significant portion of a reporting unit will be sold or disposed of.

Goodwill and trademarks are not amortized as their lives are considered to be indefinite. Other intangible assets are amortized using the following estimated useful lives and methods with no residual value:

	Estimated Useful Lives	Method
Customer contracts and relationships	7 years	Declining balance
Internally-created computer software	3 years	Straight-line
Non-competition agreements	2 years	Straight-line

As of March 31, 2010 the weighted average period prior to the next renewal or extension of Masterplan’s major customer contracts was 3 years. ReMedPar customers contract via purchase order, so there is a nominal contractual duration, generally less than 3 months including the customers’ returns of exchanged parts. Costs incurred to renew customer contracts for the years ended March 31, 2010, 2009 and 2008 were nominal. During the year ended March 31, 2010, management determined that the remaining estimated useful lives of all customer contracts and relationships assets would be shortened from 10 to 7 years. During the year ended March 31, 2009, management determined that the remaining estimated useful lives of all customer contracts and relationships assets would be shortened from 20 to 10 years. For the year ended March 31, 2008, customer contracts and relationships were amortized using a declining-balance method over 20 year estimated useful lives.

Share-Based Compensation – The Company recognizes in selling, general and administrative expenses and as adjustments to additional paid-in capital the current period effects of awards of stock or options in exchange for goods or services benefiting the Company. The Company uses the Black-Scholes model to estimate fair market values of stock options on the dates of grant.

New Accounting Standards Updates – In December 2010 the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2010-28, pursuant to which certain reporting units’ goodwill impairments may be reported earlier than under current standards. Management expects to implement this standard on April 1, 2011. Management is currently assessing the impact of this new standard.

In October 2009, the FASB issued Accounting Standards Update No. 2009-13, which establishes the accounting and reporting guidance for arrangements under which the Company performs multiple revenue-generating activities, including how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting. The Company implemented this standard on April 1, 2010. Management has determined that the financial statement impact will be minimal, although disclosures will be enhanced.

3. Operational and Financing Issues

During the year ended March 31, 2008 Masterplan’s largest customer gave notice of its intent to seek competitive bids for maintenance services. Management determined that there was no impairment to either the customer contracts and relationships intangible asset or to goodwill through March 31, 2008. During the year ended March 31, 2009, the customer declined to accept Masterplan’s bid to continue. Masterplan’s services to that customer are included in results of operations for the first five months of the year ended March 31, 2009. ReMedPar’s largest customer cancelled its existing purchase orders during the year ended March 31, 2009. During the year ended March 31, 2010, a large customer of Masterplan sought competitive bids for maintenance services, and subsequently declined Masterplan’s bid to continue. Masterplan’s services to that customer are included in results of operations for the year ended March 31, 2010. ReMedPar’s revenues for the year ended March 31, 2010 were less than management had previously estimated.

Management determined that impairment events had occurred at the Masterplan and ReMedPar reporting units and recognized the following non-cash impairment charges in the Company’s March 31, 2010 and March 31, 2009 consolidated results of operations:

		March 31, 2010	March 31, 2009
Masterplan:	Goodwill	$28,865	$126,719
	Trademark	800	7,700
	Customer contracts and relationships	10,206	25,836

		39,871	160,255

ReMedPar:	Goodwill	6,388	—
	Trademark	—	630

		6,388	630

	Total	46,259	160,885
	Deferred income tax benefit	(6,254)	(13,195)

	Impairments, net	$40,005	$147,690

See Note 4 for the impacts of these impairments upon the long-term assets’ carrying values.

During the years ended March 31, 2010 and 2009 management took actions to replace lost revenues and to reduce costs, including terminating direct and indirect staff, suspending employer matching retirement plan contributions, curtailing outside purchased services, and downsizing and moving its corporate offices. The Company’s board of directors also hired two new Chief Executive Officers for Company subsidiaries during the year ended March 31, 2009.

As a result of the effect of recognized impairments on the Company’s stockholders’ equity, it would be difficult for the Company to draw on its line of credit or obtain incremental term loans from its lending syndicate without violating a debt covenant (see Note 7). The Company’s future cash flows could be adversely affected should any major hospital group cancel their contract with Masterplan, customers fail to continue payment to the Company in a timely manner, or interest rates under variable-rate borrowings increase significantly. Management has instituted revenue growth and cost reduction actions and has adopted contingency plans to further reduce its cost infrastructure should any further adverse cash flow events occur. Management is satisfied that the execution of these actions and plans will provide sufficient cash flows if the previously described adverse cash flow events do occur.

Management believes that its actions and alternative courses of action will permit the Company to meet its business objectives and fulfill its anticipated current obligations.

4. Goodwill and Intangible Assets

During the years ended March 31, 2010 and 2009 several impairment events were identified by management. As a result of management’s assessments, impairment charges aggregating $46,259 and $160,885, respectively, were recognized in the accompanying consolidated statements of operations. See Note 3.

A summary of goodwill activity by the Masterplan and ReMedPar reporting units follows:

	Masterplan	ReMedPar	Total
Balance at March 31, 2008	$255,967	$6,388	$262,355
Impairment	(126,719)	—	(126,719)

Balance at March 31, 2009	$129,248	$6,388	$135,636
Impairment	(28,865)	(6,388)	(35,253)

Balance at March 31, 2010	$100,383	$—	$100,383

A summary of intangible assets activity by the Masterplan and ReMedPar reporting units follows:

	Masterplan	ReMedPar	Total
Balance at March 31, 2008	$82,517	$9,662	$92,179
Amortization	(6,631)	(822)	(7,453)
Impairment	(33,536)	(630)	(34,166)

Balance at March 31, 2009	$42,350	$8,210	$50,560
Amortization	(4,731)	(950)	(5,681)
Impairment	(11,006)	—	(11,006)

Balance at March 31, 2010	$26,613	$7,260	$33,873

Intangible assets are detailed as follows:

	Original Carrying Amount	Accumulated Amortization	Impairments	Net Carrying Amount
March 31, 2010
Amortized intangible assets:
Customer contracts and relationships	$81,490	$(20,675)	$(36,042)	$24,773
Software	2,304	(2,304)	—	—
Non-competition agreements	1,013	(1,013)	—	—

	84,807	(23,992)	(36,042)	24,773
Unamortized intangible assets:
Trademarks	18,230	—	(9,130)	9,100

Total intangible assets	$103,037	$(23,992)	$(45,172)	$33,873

March 31, 2009
Amortized intangible assets:
Customer contracts and relationships	$81,490	$(15,634)	$(25,836)	$40,020
Software	2,304	(1,664)	—	640
Non-competition agreements	1,013	(1,013)	—	—

	84,807	(18,311)	(25,836)	40,660
Unamortized intangible assets:
Trademarks	18,230	—	(8,330)	9,900

Total intangible assets	$103,037	$(18,311)	$(34,166)	$50,560

Amortization expense for intangible assets totaled $5,680, $7,453 and $9,288 for the years ended March 31, 2010, 2009 and 2008, respectively. Absent any future changes in estimated useful lives or recognition of any impairment of intangible assets, amortization expense of $6,704, $4,863, $3,534, $2,616, and $2,232 is expected to be recognized in each of the next five fiscal years.

5. Inventories

Inventories consist of the following:

	March 31, 2010	March 31, 2009
Unfinished goods	$1,298	$2,133
Work-in-progress	3,460	2,538
Finished goods	4,389	3,737

Total	9,147	8,408
Less allowance for obsolescence	(2,182)	(1,836)

Net	$6,965	$6,572

6. Property and Equipment

Property and equipment, including assets under capital leases (see Note 8), consist of the following:

	March 31, 2010	March 31, 2009
Computer equipment and software	$1,906	$1,534
Technical equipment	6,380	5,255
Furniture and fixtures	710	256
Leasehold improvements and other	1,190	741

Total	10,186	7,786
Less accumulated depreciation and amortization	(5,129)	(3,502)

Net	$5,057	$4,284

Depreciation and amortization expense relating to property and equipment for the years ended March 31, 2010, 2009 and 2008 totaled $1,668, $1,591 and $1,333, respectively.

7. Financial Obligations

The Company’s subsidiaries are obligated under a first lien term loan credit facility to a syndicated group of institutional lenders. The loan balances outstanding as of March 31, 2010 and 2009 were $135,800 and $137,200, respectively. Interest on the first lien term loan has been calculated using a selected Eurodollar rate (0.25% at March 31, 2010) plus 2.50%, and is payable at least quarterly. The subsidiaries have not used a prime rate-based interest calculation option available to them. The subsidiaries originally capitalized $3,884 of deferred financing costs in the accompanying consolidated balance sheets. These and other deferred financing costs are being amortized to interest expense using the interest method over the duration of the term loan. During the years ended March 31, 2010, 2009 and 2008, interest expense of $4,024, $6,705 and $12,316, respectively, was incurred pursuant to the first lien term loan credit facility. First lien term loan principal payments of $350 are due quarterly. Additional principal payments are required annually if consolidated cash flows exceed certain minimum thresholds.

The subsidiaries have a $20,000 secured revolving credit facility from the same syndicated group of institutional lenders. Advances may take the form of cash or draws pursuant to letters of credit. Interest on revolving loan advances is calculated at either the prime rate plus 1% to 1.50% or a selected Eurodollar rate plus 2% to 2.50%, and is payable at least quarterly. The subsidiaries pay the institutional lender a quarterly commitment fee of 0.25% to 0.375% per year of the unborrowed commitment. During the years ended March 31, 2010, 2009 and 2008, commitment and other fees included in interest expense aggregated $101, $105 and $75, respectively. Since March 31, 2008, the subsidiaries’ secured revolving credit facility has not been available due to a financial ratio covenant that would be violated if advances were obtained. During the year ended March 31, 2008, interest expense of $129 (at an average annual rate of 9.8%) was incurred pursuant to the secured revolving credit facility. No advances or letters of credit were outstanding on March 31, 2010 or March 31, 2009.

The first lien term loan credit facility and the secured revolving credit facility expire in 2013. Loans are secured by first priority liens and security interests in all of the common stock of all of the Company’s subsidiaries, by all of their assets, and by a guarantee of MPBP. The Company must adhere to various loan covenants including financial performance covenants. Covenants limit other debt arrangements, sales of assets, investments, capital expenditures and cash dividends. The Company is in compliance with all such covenants.

The subsidiaries are obligated under a $32,000 second lien term loan credit facility to a financial institution. Interest has been calculated using a selected Eurodollar rate (0.23% at March 31, 2010) plus 6.25% and is payable at least quarterly. The subsidiaries have not used a prime rate-based interest calculation option available to them. The subsidiaries paid $420 in loan origination costs, which are capitalized as deferred financing costs in the accompanying consolidated balance sheets. These costs are being amortized to interest expense using the interest method over the duration of the second lien term loan. Additionally, the subsidiaries pay the lender an annual fee of $50. During the years ended March 31, 2010, 2009 and 2008, interest expense of $2,220, $2,981 and $3,740, respectively, was incurred pursuant to the second lien term loan credit facility. This financial institution also owns a minor stock interest in MPBP.

The second lien term loan credit facility expires in 2014. No principal payments are required prior to maturity. The second lien term loan is secured by second priority liens and security interests in all of the common stock of the Company’s subsidiaries, by all of their assets, and by a guarantee of MPBP. The Company must adhere to various loan covenants including financial performance covenants. Covenants limit other debt arrangements, sales of assets, investments, capital expenditures and cash dividends. The Company is in compliance with all such covenants.

The first and second lien term loans are scheduled to be repaid as follows:

Fiscal Year Ending	Scheduled Amount
March 31, 2011	$1,400
March 31, 2012	1,400
March 31, 2013	133,000
March 31, 2014	32,000

Total due	167,800
Less current portion	(1,400)

Non-current portion	$166,400

The estimated fair values of the first and second lien term loans total $84,900 at March 31, 2010. Management has estimated these fair values based upon a limited number of transactions occurring in the secondary syndicated debt market (deemed to be a Level 2 assessment pursuant to FASB Statement No. 157) and assumed transfers of certain of the liabilities to a theoretical market participant (deemed to be a Level 3 assessment). The latter estimate includes management’s assessment of the Company’s non-performance risk and other factors.

Through February 2010 the Company had a fixed income derivative instrument with an affiliate of its first lien term loan credit facility agent. The derivative was designed to manage the Company’s risk relating to floating rate interest on its first lien term loan credit facility. It established minimum and maximum ranges of net interest expense on $100,000 of the Company’s total indebtedness. The instrument was not designated by management as a cash flow hedge. As of March 31, 2010 and 2009, $0 and $2,329 of fair values, respectively, were attributed to the derivative instrument and included in consolidated current liabilities. Changes in fair value were charged or credited as non-operating items in the accompanying consolidated statements of operations. The derivative’s fair value was estimated using a market-based interest swap valuation model (deemed to be a Level 3 assessment).

The following table presents for the years ended March 31, 2010 and 2009 the level within the fair value hierarchy in which the fair value measurements fall:

	Quoted Prices in Active Markets for Identical Liabilities: Level 1	Significant Other Observable Inputs: Level 2	Significant Other Unobservable Inputs: Level 3
Balance at March 31, 2008	$—	$138,600	$34,445
Changes in fair values	—	(80,500)	(20,773)
Settlements	—	(1,400)	(143)

Balance at March 31, 2009	—	56,700	13,529
Changes in fair values	—	26,400	(7,286)
Settlements	—	(1,400)	(3,043)

Balance at March 31, 2010	$—	$81,700	$3,200

The following table presents the changes in fair values of financial instruments for which Level 3 inputs were significant to their valuation for the years ended March 31, 2010 and 2009:

	Second Lien Term Loan Credit Facility	Fixed Income Derivative Instrument
Balance at March 31, 2008	$32,000	$2,445
Change in fair market value	(20,800)	27
Net settlements	—	(143)

Balance at March 31, 2009	11,200	2,329
Change in fair market value	(8,000)	714
Net settlements	—	(3,043)

Balance at March 31, 2010	$3,200	$—

8. Capital Leases

During the year ended March 31, 2008, ReMedPar sold to a third party and leased back a medical imaging system valued at $1,250. As of March 31, 2010 and 2009, $111 and $157, respectively, of gain on the sale was deferred and included in current and non-current liabilities in the accompanying consolidated balance sheets. During the year ended March 31, 2008, ReMedPar sold to a third party and leased back a medical imaging system valued at $115. No gain or loss was recognized or deferred on this sale-leaseback. During the year ended March 31, 2010, ReMedPar leased equipment from third parties valued at $677. Each such lease, which is treated as a capital lease, includes a bargain purchase option exercisable by ReMedPar at the end of the lease. Monthly lease payments include base rent and relevant taxes. ReMedPar previously entered into certain minor capital lease transactions. Assets obtained under capital leases aggregate to $2,996 and $2,319 at cost, and are included in property and equipment, net of $972 and $430 of accumulated amortization, in the accompanying consolidated balance sheets as of March 31, 2010 and March 31, 2009, respectively.

Future minimum rental payments required as of March 31, 2010 under capital leases which have initial or remaining non-cancelable lease terms in excess of one year are as follows:

Fiscal Year Ending	Scheduled Amount
March 31, 2011	$750
March 31, 2012	641
March 31, 2013	547
March 31, 2014	190
March 31, 2015	103

Total minimum lease payments	2,231
Less amount representing interest at rates of 8% to 9.5%	(237)

Present value of minimum lease payments	1,994
Less current portion	(640)

Capital lease obligations, less current portion	$1,354

Rental expenditures pertaining to capital leases for the year ended March 31, 2010, 2009 and 2008 totaled $727, $387 and $269, respectively.

9. Accrued Expenses

Accrued expenses included in current liabilities consist of the following:

	March 31, 2010	March 31, 2009
Accrued trade obligations	$5,473	$6,178
Employment obligations	4,194	2,435
Customer rebates	825	392
Interest	479	442
Business taxes and licenses	373	381
Acquisition obligations	135	691
Related parties	125	—

Total	$11,604	$10,519

10. Related Party Transactions

The Company has a management and financial services arrangement with an affiliate of MPBP’s majority stockholders. Pursuant to the arrangement, the Company paid the affiliate $30, $367 and $501 during the years ended March 31, 2010, 2009 and 2008, respectively, and has included $2,008 and $939 owed to the affiliate in accounts payable in the accompanying consolidated balance sheets as of March 31, 2010 and 2009, respectively. Current period operating effects of these transactions are recognized in selling, general and administrative expenses.

Several executives of the Company own minor stock interests in MPBP.

Stock-Based Incentive Plan

Employees of the Company and others are eligible to participate in an equity incentive plan. An aggregate of 188,824 shares of authorized MPBP common stock are reserved for possible future issuance upon exercise of awards under the plan. As of March 31, 2010, MPBP had 102,154 shares of its common stock available for possible future grant under its plan.

All options granted to Company employees have $100 per MPBP common share exercise prices, ten-year terms, and vesting arrangements based upon either (a) 20% annual vesting requisite service requirements or (b) performance parameters linked to the internal rate of return which the principal shareholders of MPBP attain on their investment in the Company. Grantees received half of their awards with requisite service vesting terms and half with performance vesting terms.

Factors used in establishing the fair market value of the option grants include expectations of performance parameters not being fully met and, at grant date, fair values based upon the Black-Scholes model using MPBP stock price volatility of 60% (measured using an average of quoted stock prices of a group of five peer public companies), risk-free interest rates equal to five year U.S. treasury bill auction rates at the grant dates (ranging from 3.05% to 3.17%), 3% annual forfeiture rates and five year expected option lives. For the years ended March 31, 2010 and 2009, it was determined that no performance options would vest.

A summary of MPBP stock option activity (not expressed in thousands) follows:

	Options			Weighted Average Grant Date Fair Values
	Nonvested	Vested	Total	Nonvested	Vested
Outstanding at March 31, 2007	135,953	—	135,953	$47.38	—
Grants	23,603	—	23,603	$47.90	—
Vested	(13,595)	13,595	—	—	$47.38

Outstanding at March 31, 2008	145,961	13,595	159,556	$47.46	$47.38
Grants	13,690	—	13,690	—	—
Vested	(11,613)	11,613	—	—	$47.49
Forfeitures	(81,289)	—	(81,289)	$47.41	—

Outstanding at March 31, 2009	66,749	25,208	91,957	$37.79	$47.43
Vested	(5,901)	5,901	—	—	$34.66
Forfeitures	(5,287)	—	(5,287)	$16.92	—

Outstanding at March 31, 2010	55,561	31,109	86,670	$40.11	$45.01

Weighted average remaining contractual years		7.0	7.2

Vested options are exercisable into newly-issued shares of MPBP common stock which are reserved for that purpose. Certain employees were permitted to retain vested options after leaving the Company’s employment. The aggregate grant date fair values of all options vested during the years ended March 31, 2010, 2009 and 2008 were $205, $551 and $644, respectively. No vested options were exercised. Of the remaining unvested options, 41,352 could become immediately exercisable in the event performance criteria were met.

During the years ended March 31, 2010, 2009 and 2008, the Company recognized $214, ($349) and $1,183 of compensation expense or (benefit), respectively, in selling, general and administrative expenses, and adjusted additional paid-in capital for the capital contribution or (withdrawal). No related compensation tax deduction benefits have been recognized. As of March 31, 2010 the Company had $400 of unrecognized compensation expense that is expected to be recognized over a weighted-average period of 2.2 years.

11. Commitments and Contingencies

The Company leases its corporate offices and a subsidiary warehouse and office facility under operating leases that expire from May 2010 through May 2012. The leases also provide for payments of the Company’s share of common area operating expenses. The Company also utilizes various property and equipment under operating leases.

At March 31, 2010, future minimum rental payments under operating lease agreements that expire after March 31, 2010 are as follows:

Fiscal Year Ending	Amounts
March 31, 2011	$838
March 31, 2012	751
March 31, 2013	378
March 31, 2014	230

Total	$2,197

Rent expense for the years ended March 31, 2010, 2009 and 2008 totaled $903, $890 and $806, respectively, and is included in selling, general and administrative expenses.

From time to time the Company is involved in various legal proceedings incidental to the normal conduct of its business. During the year ended March 31, 2010 the Company settled most aspects of one matter by agreeing with the claimant to a monthly payment arrangement extending through the year ending March 31, 2011. The $645 settlement is included in accrued expenses as of March 31, 2010. An additional $121 was settled after March 31, 2010, but the liability was not determined and therefore not accrued as of March 31, 2010. The Company also has received claims involving employment matters claiming discrimination and unpaid compensation. These matters have been referred to the Company’s insurance carriers for defense. Several matters seek damages, including punitive damages, which may not be insured. These matters are in preliminary stages and the outcomes are not predictable. Management believes that its insurance coverage is sufficient, has accrued no loss provision in addition to the settlement noted above, and does not believe that the legal proceedings are likely to have a material adverse effect upon the Company.

12. Benefit Plans

Masterplan maintains a voluntary defined contribution 401(k) plan. Participation in the plan is available to all Masterplan employees after 90 days employment. Masterplan matched a portion of the employees’ contributions up to 3% for the years ended March 31, 2009 and 2008. Masterplan suspended employer contributions in April 2009, but has accrued $500 as of March 31, 2010. Masterplan’s contribution payments to its plan during the years ended March 31, 2010, 2009 and 2008 totaled $0, $536 and $521, respectively, and are included in selling, general and administrative expenses.

ReMedPar also maintains a 401(k) plan covering substantially all ReMedPar employees. ReMedPar contributions are made at management’s discretion. ReMedPar suspended employer contributions in April 2009. ReMedPar’s contributions to its plan during the years ended March 31, 2010, 2009 and 2008 totaled $0, $50 and $50, respectively, and are included in selling, general and administrative expenses.

13. Income Taxes

Income tax (benefit) consists of the following:

	Fiscal Year Ended March 31, 2010	Fiscal Year Ended March 31, 2009	Fiscal Year Ended March 31, 2008
Current federal income taxes	$681	$—	$—
Current state income taxes	281	416	101
Current foreign income taxes	19	—	—
Deferred income taxes	(6,158)	(15,732)	(3,664)

Net income tax (benefit)	$(5,177)	$(15,316)	$(3,563)

The differences between federal income taxes computed at the statutory rate and at the actual rate provided consist of the following:

	Fiscal Year Ended March 31, 2010	Fiscal Year Ended March 31, 2009	Fiscal Year Ended March 31, 2008
Statutory rate	34.0%	34.0%	34.0%
Non-deductible goodwill impairment	(23.7)	(28.8)	—
State income taxes	(0.4)	(0.2)	(1.0)
Other	0.3	4.0	(6.0)

Effective tax rate	10.2%	9.0%	27.0%

Deferred income taxes reflect the impact of temporary differences between the financial statement and tax bases of assets and liabilities and tax loss carryforwards. The tax effects of temporary differences that create deferred tax assets and liabilities consist of the following:

	March 31, 2010	March 31, 2009	March 31, 2008
Deferred tax assets
Net operating loss carryforwards	$3,488	$3,488	$3,488
Accrued expenses	2,380	1,641	1,061
Derivative obligation	—	900	944
Doubtful accounts	399	305	171
Inventories	843	709	531
Other	195	337	532

Total gross deferred tax assets	7,305	7,380	6,727
Less valuation allowance	(991)	(1,036)	(355)

Net deferred tax assets	6,314	6,344	6,372

Deferred tax liabilities
Intangible assets	(8,735)	(14,989)	(30,534)
Depreciation and amortization	(211)	(145)	(360)

Net deferred tax liabilities	(8,946)	(15,134)	(30,894)

Net deferred tax assets (liabilities)	$(2,632)	$(8,790)	$(24,522)

	March 31, 2010	March 31, 2009	March 31, 2008
Current deferred tax assets	$6,285	$5,489	$5,067
Net non-current deferred tax assets (liabilities)	(8,917)	(14,279)	(29,589)

Net deferred tax assets (liabilities)	$(2,632)	$(8,790)	$(24,522)

The various entities within the Company have a tax-allocation agreement.

At March 31, 2010, the Company had net operating loss carryforwards of $26,000 for federal income tax reporting purposes and $8,000 for various state income tax reporting purposes. Should there be a change of ownership (see Note 15), there will be limits on the utilization of the net operating loss carryforwards to offset taxable income. As of March 31, 2010, the valuation allowance does not take into account such a change of ownership. Certain states have deferred or limited the Company’s ability to utilize state net operating loss carryforwards. The Company’s federal net operating loss carryforwards expire beginning in 2022 and state net operating loss carryforwards began expiring in 2005. During the years ended March 31, 2010, 2009 and 2008, the deferred tax asset valuation allowance increased (decreased) by ($45), $681 and ($624), respectively.

Federal income tax returns for the fiscal years ended March 31, 2007 and later are open for examination by taxing authorities. State income tax returns for the fiscal years ended March 31, 2006 and later are similarly open for examination.

14. Major Customers

Four customers represented 13%, 13%, 9% and 7% of total revenue for the year ended March 31, 2010, and receivables from these four customers represented 0%, 11%, 6% and 8%, respectively, of net accounts receivable at March 31, 2010.

Four customers represented 13%, 13%, 8% and 7% of total revenue for the year ended March 31, 2009, and receivables from these four customers represented 11%, 1%, 3% and 3%, respectively, of net accounts receivable at March 31, 2009.

Four customers represented 22%, 11%, 10% and 7% of total revenue for the year ended March 31, 2008.

15. Subsequent Events

In April 2010 the Company’s board of directors engaged an investment banking firm to evaluate the Company. In September 2010 the Company’s board of directors engaged the investment banking firm to pursue strategic alternatives and hold discussions with lenders, and also approved severance agreements for seven Company executives. In January 2011 the Company’s board of directors authorized the investment banking firm to negotiate an exclusive arrangement with another business which could result in a change of ownership and settlement of existing debt, and to negotiate further with lenders. Such negotiations are taking place. Certain bonuses and severance payments would be triggered if there is a change of control. These consolidated financial statements do not include any adjustments for the carrying values of assets, liabilities or stockholders’ deficiency that would be affected by such a transaction.